Item 8.01 Other Events

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 20, 2025

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(800) 618-2265

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2025, Unity Bancorp, Inc. (the “Registrant”) announced that George Boyan will be promoted to President of each of the Registrant and its wholly owned subsidiary Unity Bank (the “Bank”), effective January 1, 2026.  In connection with this promotion to President, Mr. Boyan will simultaneously also be appointed to the Boards of Directors of both the Registrant and the Bank. His appointment will expand both Boards from nine to ten directors. Prior to the effectiveness of this appointment, Mr. Boyan served as the Registrant’s and the Bank’s Executive Vice President and Chief Financial Officer.

Mr. James Hughes, who previously served as the Registrant’s and the Bank’s President and Chief Executive Officer, will remain the Registrant’s and the Bank’s Chief Executive Officer.   Mr. Hughes will also remain a member of both Board of Directors of the Registrant and the Bank.

In addition, James Davies, who currently serves as Senior Vice President and Controller, was appointed Chief Financial Officer of the Registrant and the Bank effective as of January 1, 2026. In such capacity, Mr. Davies shall serve as the Registrant’s Principal Financial Officer and Principal Accounting Officer.

The table below sets forth certain information about Messrs. Boyan and Davies, effective as of January 1, 2026:

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires
George Boyan President	43	Executive Vice President & Chief Financial Officer of the Registrant and the Bank (2021 – Present); Treasurer & Controller of Bank Leumi USA; President of Leumi Investment Services, Inc. (2014 – 2021);	2021	N/A(1)
James Davies First Senior Vice President & Chief Financial Officer	33	Senior Vice President & Controller of the Registrant and the Bank (2022 – Present); Deputy Controller of Valley Bank (2022); First Vice President, Co-Controller, CFO of Leumi Investment Services, Inc. and Finance Manager of Bank Leumi USA (2018 – 2022)	2022	N/A(1)

(1)	Officers serve at the pleasure of the Board of Directors

Mr. Boyan’s initial term as a director of the Registrant and the Bank will expire at the next annual shareholders meeting of each, at which point it is anticipated he will be re-nominated for shareholder approval to serve on the Boards of Directors, to hold office for the term that shall be established at the time of such nomination. Furthermore, it is anticipated that Mr. Boyan shall serve on the Bank’s and the Registrant’s Loan Committee.

There are no arrangements or understandings between Messrs. Boyan and Davies and any other persons pursuant to which Mr. Boyan was selected as President & Director, and Mr. Davies was selected First Senior Vice President & Chief Financial Officer. Messrs. Boyan and Davies have no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant. Messrs. Boyan and Davies are not directors of any company with a class of securities registered pursuant to section 12, of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

There are no “related party transactions” between Messrs. Boyan and Davies and the Registrant or the Bank that require disclosure.

There are no material plans, contracts or other arrangements (or amendments thereto) to which Messrs. Boyan and Davies are a party, or in which each participates, that was entered into or amended, in connection with Mr. Boyan’s selection as President & Director and Mr. Davies’ selection as First Senior Vice President & Chief Financial Officer, of the Registrant and the Bank.

The Registrant is party to a previously disclosed retention agreement with Mr. Boyan, and change in control agreement with Mr. Davies.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release issued by the Registrant on November 20, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: November 20, 2025
	By:	/s/ George Boyan
George Boyan
Executive Vice President and Chief Financial Officer